EXHIBIT 23

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-22023 and 333-16997) of First Look Media, Inc. of our report dated May 16, 2001 appearing on page F-1 of this Annual Report on Form 10-K.





/s/ PricewaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP
Los Angeles, California

May 16, 2001